UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2010

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices) (Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2010, in an initial closing, Capital Bank Corporation (the “Company”) sold 849 units for gross proceeds of $8,490,000. Each unit was priced at $10,000 and consisted of a $3,996.90 subordinated promissory note and a number of shares of the Company’s common stock valued at $6,003.10 (each, a “Unit”). The offering and sale of the Units was limited to accredited investors. As a result of the sale of the Units, the Company sold $3,393,368 in aggregate principal amount of subordinated promissory notes due March 18, 2020 (the “Notes”) and 1,468,770 shares of the Company’s common stock, no par value per share (the “Stock”). The Company may elect to sell additional Units in one or more subsequent closings on or prior to June 16, 2010, unless the Company elects to extend the offering, provided that the aggregate amount of all Units sold does not exceed 1,500.

The Company is obligated to pay interest on the Notes at 10% per annum payable in quarterly installments commencing on the third month anniversary of the date of issuance of the Notes. Upon the occurrence, and during the continuation, of an event of default under the Notes, the Notes shall bear interest at a rate equal to the lesser of the existing interest rate plus 2% per annum or the maximum rate permissible under law. In addition, payment of the Notes will be automatically accelerated if the Company enters voluntary or involuntary bankruptcy or insolvency proceedings. The Company may prepay the Notes at any time after March 18, 2015 subject to approval by the Federal Reserve and compliance with applicable law.

The Company’s obligation to repay the Notes is subordinate to (i) all indebtedness owed by the Company to its current and future secured creditors and general creditors, including the Federal Reserve and the Federal Deposit Insurance Corporation; (ii) obligations arising from off-balance sheet guarantees and direct credit substitutes; (iii) obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and (iv) any indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance any senior indebtedness or any indebtedness arising from the satisfaction of any senior indebtedness or any indebtedness arising from satisfaction of senior indebtedness by a guarantor.

Certain of the Company’s officers and directors, and family members and affiliates of the Company’s officers and directors, purchased Units in the offering. They include: B. Grant Yarber, President and Chief Executive Officer, Michael R. Moore, Chief Financial Officer, David C. Morgan, Executive Vice President and Chief Banking Officer, Ralph J. Edwards, Senior Vice President and T&O Executive Officer; and directors and related persons Charles F. Atkins, Robert L. Jones, Robert D. Jones, O. A. Keller, III, Linda M. Keller, M. Scott Keller, W. Carter Keller, George R. Perkins, Jr., George R. Perkins, III, Don W. Perry, Lee Brick & Tile Company, Amos Properties, LLC and Cross Creek Associates.

Proceeds from the offering will be used to provide additional regulatory capital to the Company’s banking subsidiary, Capital Bank.

None of the Notes, the Stock or the Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. As a result, offers and sales of the Units, the Notes and the Stock were made pursuant to Regulation D of the Securities Act and only made to accredited investors. Unless and until they are registered, the Units, the Notes and the Stock may not be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws of other jurisdictions.

Item 3.02	Unregistered Sales of Equity Securities.

The sale of the Units resulted in the sale of 1,468,770 shares of the Company’s common stock, no par value per share. The aggregate offering price of the Stock was $5,096,631.90, with a per share offering price of $3.47. The per share offering price was calculated based on the average closing price of the Company’s common stock on the NASDAQ Global Select Market for the three (3) trading days immediately preceding March 18, 2010. There was no underwriting discount or commission.

The information contained in Item 2.03 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 99.1	Press Release dated March 22, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	CAPITAL BANK CORPORATION

	By:	/s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 99.1	Press Release dated March 22, 2010